                        IN THE UNITED STATES BANKRUPTCY COURT
                        FOR THE EASTERN DISTRICT OF LOUISIANA

In the Matter of:                      :         No. 95-14545
                                       :         Section A
HARRAH'S JAZZ COMPANY,                 :
                                       :         JOINTLY ADMINISTERED
                   Debtor.             :         WITH
---------------------------------------:
                                       :
In the Matter of:                      :         No. 95-14544
                                       :         Section A
HARRAH'S JAZZ FINANCE CORP.,           :
                                       :         Chapter 11
                   Debtor.             :         Reorganization
                                       :
                                       :
---------------------------------------:
In the Matter of :                     :         No. 95-14871
                                       :         Section A
HARRAH'S NEW ORLEANS                   :
INVESTMENT COMPANY,                    :         Chapter 11
                                       :         Reorganization
                   Debtor.             :
---------------------------------------:

                                        NOTICE

The United States Bankruptcy Court for the Eastern District of Louisiana ("Court") has entered an Order approving the adequacy of the Debtors' Fifth Amended Disclosure Statement Pursuant to Sections 1125 and 1127 of the Bankruptcy Code dated as of December 10, 1997 (the "Disclosure Statement"), referring to the Third Amended Joint Plan Of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified Through December 10, 1997 (the "Modified Plan")

    NOTICE IS HEREBY GIVEN THAT:

    A. JANUARY 16, 1998 is fixed as the last date for filing written acceptances or rejections of the Plan.

    B. The hearing on confirmation of the Plan ("Confirmation Hearing") shall commence on JANUARY 21, 1998 at 10:00 a.m. before the Hon. Thomas M. Brahney, III, 7th Floor, Hale Boggs Federal Building, 501 Magazine Street, New Orleans, Louisiana. At the Confirmation Hearing, the Debtors will request that the Court approve the Modified Plan and consider all matters pertinent to confirmation and consummation of the Modified Plan, including (but not limited to):

    1. The approval of the transfer of all of the interests of Harrah's Jazz Company ("HJC") in property to Jazz Casino Corporation ("JCC"), a new entity formed in accordance with the Modified Plan, free and clear of all liens, encumbrances and other interests to the extent provided for in the Modified Plan;

    2. The approval of financing for the Debtors' plan of reorganization, including a determination that all secured borrowings are authorized under the Plan and that all entities receiving liens and encumbrances on the property transferred by HJC to JCC under the Plan acted in good faith and are entitled to the protections afforded by Section 364(e) of the Bankruptcy Code;

    3. A determination that all compromises provided for in the Modified Plan are fair, reasonable and in the best interests of the Debtors and their respective bankruptcy estates; and

    4. A determination that the Modified Plan is feasible in all respects, including but not limited to findings that all leases, contracts, zoning ordinances, variances and other agreements, licenses, rights and privileges involving HJC or JCC and the City of New Orleans, the State of Louisiana, and all other governmental agencies, subdivisions and authorities are constitutional, valid and binding obligations, in full force and effect and legally enforceable as of the effective date of the Modified Plan, to the extent that such obligations are necessary and integral to transactions and undertakings contemplated under the Modified Plan.

    C. JANUARY 16, 1998 is fixed as the last date for filing and serving pursuant to Fed. R. Bankr. P. 3020(b)(1) written objections to confirmation of the Plan. All objections to confirmation shall be served upon the following parties so as to be received by 5:00 p.m. C.S.T. on such date:

Daniel R. Murray           William H. Patrick, III             Edward M. Heller, Esq.
Jenner & Block             A Professional Corporation          Bronfin & Heller
One IBM Plaza              10636 Linkwood Court                650 Poydras Street, Suite 2500
Chicago, IL 60611          Baton Rouge, LA 70810               New Orleans, LA 70130
Fax: (312) 527-0484        Fax: (504) 769-0010                 Fax: (504) 522-0949

Robert J. Rosenberg, Esq.  Joseph E. Friend, Esq.              Rudy J. Cerone, Esq.
Latham & Watkins           Breazeale, Sachse & Wilson, L.L.P.  McGlinchey Stafford Lang
885 Third Avenue           LL & E Tower, Suite 2400            643 Magazine Street
New York, NY 10022         909 Poydras St.                     New Orleans, LA  70130
Fax: (212) 751-4864        New Orleans, LA  70112-0500         Fax: (504) 596-2847
                           Fax: (504) 582-1164

Bruce R. Zirinsky, Esq.    Diana Rachal, Esq.
Weil Gotshal & Manges      Office of the United States Trustee
767 Fifth Avenue           400 Poydras Street, Suite 2110
New York, NY  10153-0001   New Orleans, LA 70130
Fax: (213) 310-8007        Fax: (504) 589-4096

D. Any beneficial owner of 14 1/4% first mortgage notes due 2001 as of December 10, 1997 issued by Harrah's Jazz Company and Harrah's Jazz Finance Corp. ("Notes") which holds a claim on account of Notes purchased after November 25, 1996 and prior to December 10, 1997 (an "Existing Noteholder"), and which wishes to change the vote on the Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated as of February 26, 1997, as confirmed on April 28, 1997 (the "Existing Plan") previously cast by its predecessor in ownership (the "Voting Former Noteowner"), must file with the Clerk of the Court and cause to be delivered to (i) counsel for the Proponents at the addresses set forth below, and (ii) the Balloting Agent for the Debtors' cases, Price Waterhouse, LLP, attn: Mark Fiddes, P.O. Box 81109, Chicago, IL 60681, no later than JANUARY 13, 1998, a verified written notice containing, AT A MINIMUM: (a) the identity of the Voting Former Noteowner from which such current beneficial owner purchased its Notes; (b) the face amount of Notes originally voted by the Voting Former Noteowner, and whether such Voting Former Noteowner voted in favor or against the Existing Plan; (c) the name and mailing address of the Existing Noteowner; and (d) the face amount of Notes owned by the Existing Noteowner (a "Notice of Transfer of Claim"). Unless otherwise ordered by the Bankruptcy Court prior the commencement of the Confirmation Hearing, any Notice of Transfer of Claim which does not contain all of the foregoing information will not be effective to transfer voting rights from the Former Voting Noteowner to the Existing Noteowner.

    E. Under the Modified Plan, beneficial owners of Notes which executed releases of claims against certain third parties in accordance with the provisions of Sections 4.4 and 5.2 of the Existing Plan will receive a minimum of 3.448 shares of Class A New Common Stock of JCC Holding from the Release Pool (each as defined and further described in the Modified Plan) for each $1,000 in Notes owned as of May 5, 1997 ( "Release").

    1. If, after reviewing the Modified Plan and Disclosure Statement, a beneficial owner of Notes desires to revoke its Release (and its right to receive a minimum of 3.448 shares of Class A New Common Stock of JCC Holding), it may be entitled to do so by filing with the Clerk of the Court and causing to be delivered to counsel for the Proponents at the addresses set forth below, no later than JANUARY 13, 1998, a notice: (a) revoking its Release, (b) certifying that it was (i) the owner of the Notes as of November 25, 1996 and (ii) entitled to execute the Release; and (c) certifying that its ownership of Notes has remained unchanged since its execution of the Release. Unless otherwise ordered by the Bankruptcy Court prior to the commencement of the Confirmation Hearing and except as provided for below, any such notice which does not contain all of the foregoing information will not be effective to revoke a Release.

    2. In the event a beneficial owner has sold its Notes since its execution of the Release and nonetheless desires to revoke its Release, such former owner of Notes may be entitled to do so by filing with the Clerk of the Court and causing to be delivered to: (i) counsel for the Proponents at the addresses set forth below, and (ii) the purchaser of its Notes, no later than JANUARY 13, 1998, a notice: (a) revoking its Release, (b) identifying the purchaser(s) of its Notes (including a mailing address), and (c) indicating whether it sold or transferred to such purchaser(s) of its Notes its right to a distribution from the Release Pool. Unless otherwise ordered by the Bankruptcy Court prior to the commencement of the Confirmation Hearing, any such notice which does not contain all of the foregoing information will not be effective to revoke a Release.

    F. Any owner of Notes which purchased Notes between May 5, 1997 and December 10, 1997 with "release rights," and which desires to directly receive the distribution from the Release Pool otherwise deliverable under the Modified Plan to the beneficial owner of such Notes as of May 5, 1997, may request a "Release Pool Transfer Form" IN WRITING from Debtor's counsel, Jenner & Block, attn: Vincent E. Lazar, One IBM Plaza, Chicago, IL 60611. To be effective, Release Pool Transfer Forms must be executed by both the beneficial owner of the Notes as of May 5, 1997 and the owner of such Notes as of December 10, 1997, and returned to the Balloting Agent in accordance with the instructions on the Release Pool Transfer Form.

    G. In accordance with Section 1127 of the Bankruptcy Code, the Modified Plan may be further modified at or prior to the Confirmation Hearing to accommodate objections thereto. At the Confirmation Hearing, the Court may enter such orders as it deems appropriate under applicable law and as required under the circumstances of the Debtors' Chapter 11 cases.

Dated: December 10, 1997

Daniel R. Murray, Esq.                  William H. Patrick, III, Esq.
Jenner & Block                          William H. Patrick, III, APLC
One IBM Plaza                           10636 Linkwood Drive
Chicago, IL 60611                       Baton Rouge, LA 70810

Counsel for Harrah's Jazz Company and Harrah's Jazz Finance Corp.


Edward M. Heller, Esq.                  Robert J. Rosenberg, Esq.
Bronfin & Heller                        Latham & Watkins
650 Poydras St., Suite 2500             885 Third Avenue
New Orleans, LA 70130                   New York, NY 10022

Counsel for Harrah's New                Counsel for Harrah's Entertainment, Inc.
Orleans Investment Company

                        IN THE UNITED STATES BANKRUPTCY COURT
                        FOR THE EASTERN DISTRICT OF LOUISIANA

In the Matter of:                           :         No. 95-14545
                                            :         Section A
HARRAH'S JAZZ COMPANY,                      :
                                            :         JOINTLY ADMINISTERED
                        Debtor.             :         WITH
--------------------------------------------:
                                            :
In the Matter of:                           :         No. 95-14544
                                            :         Section A
HARRAH'S JAZZ FINANCE CORP.,                :
                                            :         Chapter 11
                        Debtor.             :         Reorganization
--------------------------------------------:
                                            :
In the Matter of :                          :         No. 95-14871
                                            :         Section A
HARRAH'S NEW ORLEANS                        :
INVESTMENT COMPANY,                         :         Chapter 11
                                            :         Reorganization
                        Debtor.             :
--------------------------------------------:

                                        NOTICE

The United States Bankruptcy Court for the Eastern District of Louisiana ("Court") has entered an Order approving the adequacy of the Debtors' Fifth Amended Disclosure Statement Pursuant to Sections 1125 and 1127 of the Bankruptcy Code dated as of December 10, 1997 (the "Disclosure Statement"), referring to the Third Amended Joint Plan Of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified Through December 10, 1997 (the "Modified Plan").

    NOTICE IS HEREBY GIVEN THAT:

    A. JANUARY 16, 1998 is fixed as the last date for filing written acceptances or rejections of the Plan.

    B. The hearing on confirmation of the Plan ("Confirmation Hearing") shall commence on JANUARY 21, 1998 at 10:00 a.m. before the Hon. Thomas M. Brahney, III, 7th Floor, Hale Boggs Federal Building, 501 Magazine Street, New Orleans, Louisiana. At the Confirmation Hearing, the Debtors will request that the Court approve the Modified Plan and consider all matters pertinent to confirmation and consummation of the Modified Plan, including (but not limited to):

    1. The approval of the transfer of all of the interests of Harrah's Jazz Company ("HJC") in property to Jazz Casino Corporation ("JCC"), a new entity formed in accordance with the Modified Plan, free and clear of all liens, encumbrances and other interests to the extent provided for in the Modified Plan;

    2. The approval of financing for the Debtors' plan of reorganization, including a determination that all secured borrowings are authorized under the Plan and that all entities receiving liens and encumbrances on the property transferred by HJC to JCC under the Plan acted in good faith and are entitled to the protections afforded by Section 364(e) of the Bankruptcy Code;

    3. A determination that all compromises provided for in the Modified Plan are fair, reasonable and in the best interests of the Debtors and their respective bankruptcy estates; and

    4. A determination that the Modified Plan is feasible in all respects, including but not limited to findings that all leases, contracts, zoning ordinances, variances and other agreements, licenses, rights and privileges involving HJC or JCC and the City of New Orleans, the State of Louisiana, and all other governmental agencies, subdivisions and authorities are constitutional, valid and binding obligations, in full force and effect and legally enforceable as of the effective date of the Modified Plan, to the extent that such obligations are necessary and integral to transactions and undertakings contemplated under the Modified Plan.

    C. JANUARY 16, 1998 is fixed as the last date for filing and serving pursuant to Fed. R. Bankr. P. 3020(b)(1) written objections to confirmation of the Plan. All objections to confirmation shall be served upon the following parties so as to be received by 5:00 p.m. C.S.T. on such date:

Daniel R. Murray             William H. Patrick, III              Edward M. Heller, Esq.
Jenner & Block               A Professional Corporation           Bronfin & Heller
One IBM Plaza                10636 Linkwood Court                 650 Poydras Street, Suite 2500
Chicago, IL 60611            Baton Rouge, LA 70810                New Orleans, LA 70130
Fax: (312) 527-0484          Fax: (504) 769-0010                  Fax: (504) 522-0949

Robert J. Rosenberg, Esq.    Joseph E. Friend, Esq.               Rudy J. Cerone, Esq.
Latham & Watkins             Breazeale, Sachse & Wilson, L.L.P.   McGlinchey Stafford Lang
885 Third Avenue             LL & E Tower, Suite 2400             643 Magazine Street
New York, NY 10022           909 Poydras St.                      New Orleans, LA  70130
Fax: (212) 751-4864          New Orleans, LA  70112-0500          Fax: (504) 596-2847
                             Fax: (504) 582-1164

Bruce R. Zirinsky, Esq.      Diana Rachal, Esq.
Weil Gotshal & Manges        Office of the United States Trustee
767 Fifth Avenue             400 Poydras Street, Suite 2110
New York, NY  10153-0001     New Orleans, LA 70130
Fax: (213) 310-8007          Fax: (504) 589-4096

     D. In accordance with Section 1127 of the Bankruptcy Code. the Modified Plan may be further modified at or prior to the Confirmation Hearing to accommodate objections thereto. At the Confirmation Hearing, the Court may enter such orders as it deems appropriate under applicable law and as required under the circumstances of the Debtors' Chapter 11 cases.

Dated: December 10, 1997

Daniel R. Murray, Esq.       William H. Patrick, III, Esq.
Jenner & Block               William H. Patrick, III, APLC
One IBM Plaza                10636 Linkwood Drive
Chicago, IL 60611            Baton Rouge, LA 70810

Counsel for Harrah's Jazz Company and Harrah's Jazz Finance Corp.

Edward M. Heller, Esq.       Robert J. Rosenberg, Esq.
Bronfin & Heller             Latham & Watkins
650 Poydras St., Suite 2500  885 Third Avenue
New Orleans, LA 70130        New York, NY 10022

Counsel for Harrah's New     Counsel for Harrah's Entertainment, Inc.
Orleans Investment Company